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                                                                    EXHIBIT 10.2

                       FIRST VIRTUAL COMMUNICATIONS, INC.

                            (FORMERLY FVC.COM, INC.)

                           1997 EQUITY INCENTIVE PLAN

              ADOPTED BY THE BOARD OF DIRECTORS ON OCTOBER 22, 1997
                APPROVED BY THE STOCKHOLDERS ON DECEMBER 2, 1997

              AMENDED BY THE BOARD OF DIRECTORS ON DECEMBER 9, 1998
                APPROVED BY THE STOCKHOLDERS ON FEBRUARY 17, 1999

              AMENDED BY THE BOARD OF DIRECTORS ON JANUARY 17, 2000
                  APPROVED BY THE STOCKHOLDERS ON JUNE 22, 2000

      AMENDED BY THE BOARD OF DIRECTORS ON JULY 31, 2002 AND MARCH 9, 2004
                  APPROVED BY THE STOCKHOLDERS ON MAY 18, 2004

1.    INTRODUCTION; PURPOSES.

      (a) The Board of Directors previously adopted the Company's 1996 Stock Option Plan, 1996 Stock Option Plan No. 2, and 1993 Employee Consultant and Director Stock Purchase Plan (collectively, the "Prior Plans"). In October 1997, the Board of Directors amended and restated the Prior Plans in the form of this 1997 Equity Incentive Plan. Shares reserved for issuance under the Prior Plans shall hereafter be reserved for issuance, and issued, under the terms of this Plan in the form below.

      (b) The purpose of the Plan is to provide a means by which selected Employees and Directors of and Consultants to the Company and its Affiliates may be given an opportunity to benefit from increases in value of the common stock of the Company through the granting of (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) stock bonuses and (iv) rights to purchase restricted stock, all as defined below.

      (c) The Company, by means of the Plan, seeks to retain the services of persons who are now Employees, Directors or Consultants, to secure and retain the services of new Employees, Directors and Consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

      (d) The Company intends that the Stock Awards issued under the Plan shall, in the discretion of the Board or any Committee to which responsibility for administration of the Plan has been delegated pursuant to subsection 3(c), be either (i) Options granted pursuant to Section 6 hereof, including Incentive Stock Options and Nonstatutory Stock Options, or (ii) stock bonuses or rights to purchase restricted stock granted pursuant to Section 7 hereof. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and a separate certificate or certificates will be issued for shares purchased on exercise of each type of Option.

2.    DEFINITIONS.

      (a) "AFFILIATE" means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f) respectively, of the Code.

      (b)   "BOARD" means the Board of Directors of the Company.

      (c)   "CODE" means the Internal Revenue Code of 1986, as amended.

      (d) "COMMITTEE" means a Committee appointed by the Board in accordance with subsection 3(c) of the Plan.

      (e)   "COMMON STOCK" means the common stock of the Company.

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      (f)   "COMPANY" means First Virtual Communications, Inc., formerly
FVC.COM, Inc., a Delaware corporation.

      (g) "CONSULTANT" means any person, including an advisor, engaged by the Company or an Affiliate to render consulting services and who is compensated for such services, provided that the term "Consultant" shall not include Directors who are paid only a director's fee by the Company or who are not compensated by the Company for their services as Directors.

      (h) "CONTINUOUS STATUS" means that the service of an individual to the Company, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Board or the Chief Executive Officer of the Company may determine, in that party's sole discretion, whether Continuous Status as an Employee, Director or Consultant shall be considered interrupted in the case of:
(i) any leave of absence approved by the Company, including sick leave, military leave, or any other personal leave; or (ii) transfers between the Company, Affiliates or their successors.

      (i)   "COVERED EMPLOYEE" means the chief executive officer and the four
(4) other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

      (j)   "DIRECTOR" means a member of the Board.

      (k) "EMPLOYEE" means any person, including Officers and Directors, employed by the Company or any Affiliate of the Company. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

      (l) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

      (m) "FAIR MARKET VALUE" means, as of any date, the value of the Common Stock determined as follows and in each case in a manner consistent with Section
260.140.50 of Title 10 of the California Code of Regulations:

            (i) If the Common Stock is listed on any established stock exchange, or traded on the Nasdaq National Market or The Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in Common Stock) on the last market trading day prior to determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

            (ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board and to the extent that the Company is subject to Section 260.140.50 of Title 10 of the California Code of Regulations, in a manner consistent with Section 260.140.50 of Title 10 of the California Code of Regulations.

      (n) "INCENTIVE STOCK OPTION" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

      (o) "NEWLY HIRED EMPLOYEE" means an Employee in his or her first calendar year of employment by the Company.

      (p) "NON-EMPLOYEE DIRECTOR" means a Director who either (i) is not a current Employee or Officer of the Company or its parent or subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act ("Regulation S-K"), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a "non-employee director" for purposes of Rule 16b-3.

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      (q)   "NONSTATUTORY STOCK OPTION" means an Option not intended to qualify as an Incentive Stock Option.

      (r) "OFFICER" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

      (s)   "OPTION" means a stock option granted pursuant to the Plan.

      (t) "OPTION AGREEMENT" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

      (u) "OPTIONEE" means a person to whom an Option is granted pursuant to the Plan.

      (v) "OUTSIDE DIRECTOR" means a Director who either (i) is not a current employee of the Company or an "affiliated corporation" (within the meaning of Treasury regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an "affiliated corporation" receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an "affiliated corporation" at any time, and is not currently receiving direct or indirect remuneration from the Company or an "affiliated corporation" for services in any capacity other than as a Director, or (ii) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code.

      (w) "PARTICIPANT" means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

      (x)   "PLAN" means this 1997 Equity Incentive Plan.

      (y) "RULE 16B-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

      (z)   "SECURITIES ACT" means the Securities Act of 1933, as amended.

      (aa) "STOCK AWARD" means any right granted under the Plan, including any Option, any stock bonus, and any right to purchase restricted stock.

      (bb) "STOCK AWARD AGREEMENT" means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

      (cc) "TEN PERCENT STOCKHOLDER" means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its Affiliates.

3.    ADMINISTRATION.

      (a) The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).

      (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

            (i) To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; whether a Stock Award will be an Incentive Stock Option, a Nonstatutory Stock Option, a stock bonus, a right to purchase restricted stock, or a combination of the foregoing; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive stock pursuant to a Stock Award; and the number of shares with respect to which a Stock Award shall be granted to each such person.

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            (ii)  To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

            (iii) To amend the Plan or a Stock Award as provided in Section 13.

            (iv) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

      (c) The Board may delegate administration of the Plan to a committee of the Board composed of not fewer than two (2) members (the "Committee"), all of the members of which Committee shall be, in the discretion of the Board, Non-Employee Directors and/or Outside Directors. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee of two (2) or more Outside Directors any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or such a subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. Notwithstanding anything to the contrary contained herein, the Board may delegate administration of the Plan to any person or persons and the term "Committee" shall apply to any person or persons to whom such authority has been delegated. In addition, and notwithstanding anything in this Section 3 to the contrary, the Board or the Committee may delegate to a committee of one or more members of the Board the authority to grant Options to eligible persons who (i) are not then subject to Section 16 of the Exchange Act and/or (ii) are either (A) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Option, or (B) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code.

4.    SHARES SUBJECT TO THE PLAN.

      (a) Subject to the provisions of Section 12 relating to adjustments upon changes in stock and Section 4(c) below, the stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate three million seventy-five thousand (3,075,000) shares of Common Stock (which includes shares remaining for future issuance and shares subject to unvested options under the Prior Plans, as of the date of adoption of the amended and restated Plan). In the event an option or right to purchase restricted stock granted pursuant to the Prior Plans or a Stock Award granted pursuant to the Plan shall for any reason expire or otherwise terminate after the date of grant, in whole or in part, without having been exercised in full, the stock not acquired under such option, right to purchase restricted stock or Stock Award shall revert to and again become available for issuance under the Plan.

      (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

      (c) Notwithstanding Section 4(a), if at the time of each grant of a Stock Award under the Plan, the Company is subject to Section 260.140.45 of Title 10 of the California Code of Regulations ("Section 260.140.45"), the total number of securities issuable upon exercise of all outstanding options of the Company and the total number of shares provided for under this Plan or any other equity incentive, stock bonus or similar plan or agreement of the Company or outside any such plan shall not exceed 30% of the then outstanding capital stock of the Company (as measured as set forth in Section 260.140.45), unless stockholder approval to exceed 30% has been obtained in compliance with Section 260.140.45, in which case the limit shall be such higher percentage as approved by the stockholders.

5.    ELIGIBILITY.

      (a) Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted only to Employees, Directors or Consultants.

      (b) Subject to the provisions of Section 12 relating to adjustments upon changes in stock, (i) no person other than Newly Hired Employees shall be eligible to be granted Options covering more than five hundred

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thousand (500,000) shares of Common Stock in any calendar year; and (ii) no
Newly Hired Employee shall be eligible to be granted Options covering more than one million (1,000,000) shares of Common Stock in the calendar year in which such Employee is hired.

      (c)   TEN PERCENT STOCKHOLDERS.

            (i) A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

            (ii) So long as the Company is subject to Section 260.140.41 of Title 10 of the California Code of Regulations, a Ten Percent Stockholder shall not be granted a Nonstatutory Stock Option unless the exercise price of such Option is at least (A) one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant or (B) such lower percentage of the Fair Market Value of the Common Stock on the date of grant as is permitted by
Section 260.140.41 of Title 10 of the California Code of Regulations at the time of the grant of the Option.

            (iii) So long as the Company is subject to Section 260.140.41 of Title 10 of the California Code of Regulations, a Ten Percent Stockholder shall not be granted a restricted stock award unless the purchase price of the restricted stock is at least (A) one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of grant or (B) such lower percentage of the Fair Market Value of the Common Stock on the date of grant as is permitted by Section 260.140.41 of Title 10 of the California Code of Regulations at the time of the grant of the restricted stock award.

6.    OPTION PROVISIONS.

      Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

      (a) TERM. Subject to the provisions of subsection 5(c)(i) regarding Ten Percent Stockholders, no Option shall be exercisable after the expiration of ten
(10) years from the date it was granted.

      (b) PRICE. Subject to the provisions of subsection 5(c) regarding Ten Percent Stockholders, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted. Subject to the provisions of subsection 5(c) regarding Ten Percent Stockholders, the exercise price of each Nonstatutory Stock Option shall be not less than eighty-five percent (85%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than as set forth in the preceding sentence and Section 5(c) if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

      (c) CONSIDERATION. The purchase price of stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised, or (ii) at the discretion of the Board or Committee, at the time of the grant of the Option, (A) by delivery to the Company of other Common Stock of the Company, (B) according to a deferred payment arrangement, except that payment of the Common Stock's "par value" (as defined in the Delaware General Corporation Law) shall not be made by deferred payment, or other arrangement (which may include, without limiting the generality of the foregoing, the use of other Common Stock of the Company) with the person to whom the Option is granted or to whom the Option is transferred pursuant to subsection 6(d), or (C) in any other form of legal consideration that may be acceptable to the Board. In the case of any deferred payment arrangement, interest shall be payable at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

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      (d)   TRANSFERABILITY.

            (i) TRANSFERABILITY OF AN INCENTIVE STOCK OPTION. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the Option is granted only by such person. Notwithstanding the foregoing, the person to whom the Option is granted may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionee, shall thereafter be entitled to exercise the Option.

            (ii) TRANSFERABILITY OF A NONSTATUTORY STOCK OPTION. A Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and, to the extent provided in the Option Agreement, to such further extent as permitted by Section 260.140.41(d) of Title 10 of the California Code of Regulations at the time of the grant of the Option, and, except in the case of a permitted transfer, shall be exercisable during the lifetime of the person to whom the Option is granted only by such person. If the Nonstatutory Stock Option does not provide for transferability, then the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the person to whom the Option is granted only by such person. Notwithstanding the foregoing, the person to whom the Option is granted may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionee, shall thereafter be entitled to exercise the Option.

      (e) VESTING GENERALLY. The total number of shares of Common Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments (that may, but need not, be equal). The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this subsection 6(e) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

      (f) MINIMUM VESTING. Notwithstanding the foregoing Section 6(e), to the extent that the Company is subject to the following restrictions on vesting under Section 260.140.41(f) of Title 10 of the California Code of Regulations at the time of the grant of the Option, then:

            (i) Options granted to an Employee who is not an Officer, Director or Consultant shall provide for vesting of the total number of shares of Common Stock at a rate of at least twenty percent (20%) per year over five (5) years from the date the Option was granted, subject to reasonable conditions such as continued employment; and

            (ii) Options granted to Officers, Directors or Consultants may be made fully exercisable, subject to reasonable conditions such as continued employment, at any time or during any period established by the Company.

      (g) TERMINATION OF EMPLOYMENT OR RELATIONSHIP AS A DIRECTOR OR CONSULTANT. In the event an Optionee's Continuous Status as an Employee, Director or Consultant terminates (other than upon the Optionee's death or disability), the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months after the termination of the Optionee's Continuous Status as an Employee, Director or Consultant (or such longer or shorter period specified in the Option Agreement, which period, for so long as the Company is subject to Section
260.140.41 of Title 10 of the California Code of Regulations, shall not be less than thirty (30) days unless such termination is for cause), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

      (h) DISABILITY OF OPTIONEE. In the event an Optionee's Continuous Status as an Employee, Director or Consultant terminates as a result of the Optionee's disability, the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period

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specified in the Option Agreement, which period, for so long as the Company is subject to Section 260.140.41 of Title 10 of the California Code of Regulations, shall not be less than six (6) months unless such termination is for cause), or
(ii) the expiration of the term of the Option as set forth in the Option Agreement. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

      (i) DEATH OF OPTIONEE. In the event of the death of an Optionee during, or within a period specified in the Option Agreement after the termination of, the Optionee's Continuous Status as an Employee, Director or Consultant, the Option may be exercised (to the extent the Optionee was entitled to exercise the Option as of the date of death) by the Optionee's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionee's death pursuant to subsection 6(d), but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement, which period, for so long as the Company is subject to Section 260.140.41 of Title 10 of the California Code of Regulations, shall not be less than six (6) months unless such termination is for cause), or (ii) the expiration of the term of such Option as set forth in the Option Agreement. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

      (j) EARLY EXERCISE. The Option may, but need not, include a provision whereby the Optionee may elect at any time before the Optionee's Continuous Status terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. Subject to the "Repurchase Limitation" in Section 11(g), any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company, with the repurchase price to be equal to the lower of the Fair Market Value on the date of repurchase or the original purchase price of the stock, or to any other restriction the Board determines to be appropriate. Provided that the "Repurchase Limitation" in Section 11(g) is not violated, the Company will not exercise its repurchase option until at least six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) have elapsed following exercise of the Option unless the Board otherwise specifically provides in the Option.

      (k)   RIGHT OF REPURCHASE. Subject to the "Repurchase Limitation" in
Section 11(g), the Option may, but need not, include a provision whereby the Company may elect to repurchase all or any part of the vested shares of Common Stock acquired by the Optionee pursuant to the exercise of the Option. Provided that the "Repurchase Limitation" in Section 11(g) is not violated, the Company will not exercise its repurchase option until at least six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) have elapsed following exercise of the Option unless otherwise specifically provided in the Option.

7.    TERMS OF STOCK BONUSES AND PURCHASES OF RESTRICTED STOCK.

      Each stock bonus or restricted stock purchase agreement shall be in such form and shall contain such terms and conditions as the Board or Committee shall deem appropriate. The terms and conditions of stock bonus or restricted stock purchase agreements may change from time to time, and the terms and conditions of separate agreements need not be identical, but each stock bonus or restricted stock purchase agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions as appropriate:

      (a) PURCHASE PRICE. Subject to the provisions of Section 5(c) regarding Ten Percent Stockholders, the purchase price under each stock bonus or restricted stock purchase agreement shall be such amount as the Board or Committee shall determine and designate in such agreement but in no event shall the purchase price be less than eighty-five percent (85%) of the stock's Fair Market Value on the date such award is made. Notwithstanding the foregoing, the Board or Committee may determine that eligible participants in the Plan may be awarded stock pursuant to a stock bonus or restricted stock purchase agreement in consideration for past services actually rendered to the Company for its benefit.

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      (b)   TRANSFERABILITY. Rights to acquire shares of Common Stock under a stock bonus or restricted stock purchase agreement shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant.

      (c) CONSIDERATION. The purchase price of stock acquired pursuant to a stock bonus or restricted stock purchase agreement shall be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Board or Committee, according to a deferred payment or other arrangement with the person to whom the stock is sold, except that payment of the Common Stock's "par value" (as defined in the Delaware General Corporation Law) shall not be made by deferred payment; or (iii) in any other form of legal consideration that may be acceptable to the Board or Committee in its discretion. Notwithstanding the foregoing, the Board or Committee to which administration of the Plan has been delegated may award stock pursuant to a stock bonus or restricted stock purchase agreement in consideration for past services actually rendered to the Company for its benefit.

      (d) VESTING. Subject to the "Repurchase Limitation" in Section 11(g), shares of stock sold or awarded under the Plan may, but need not, be subject to a repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board or Committee.

      (e) TERMINATION OF CONTINUOUS STATUS AS AN EMPLOYEE, DIRECTOR OR CONSULTANT. Subject to the "Repurchase Limitation" in Section 11(g), in the event a Participant's Continuous Status as an Employee, Director or Consultant terminates, the Company may repurchase or otherwise reacquire any or all of the shares of stock held by that person which have not vested as of the date of termination under the terms of the stock bonus or restricted stock purchase agreement between the Company and such person. Provided that the "Repurchase Limitation" in Section 11(g) is not violated, the Company will not exercise its repurchase option until at least six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) have elapsed following receipt of the stock bonus or restricted stock unless otherwise specifically provided in the stock bonus or restricted stock purchase agreement.

8.    CANCELLATION AND RE-GRANT OF OPTIONS.

      (a) The Board or the Committee shall have the authority to effect, at any time and from time to time (i) the repricing of any outstanding Options under the Plan and/or (ii) with the consent of the affected holders of Options, the cancellation of any outstanding Options and the grant in substitution therefor of new Options under the Plan covering the same or different numbers of shares of Common Stock, but having an exercise price per share not less than eighty-five percent (85%) of the Fair Market Value (one hundred percent (100%) of the Fair Market Value in the case of an Incentive Stock Option or, in the case of a Ten Percent Stockholder, not less than one hundred and ten percent (110%) of the Fair Market Value) per share of Common Stock on the new grant date.

      (b) Shares subject to an Option canceled under this Section 8 shall continue to be counted against the maximum award of Options permitted to be granted pursuant to the Plan. The repricing of an Option hereunder resulting in a reduction of the exercise price, shall be deemed to be a cancellation of the original Option and the grant of a substitute Option; in the event of such repricing, both the original and the substituted Options shall be counted against the maximum awards of Options permitted to be granted pursuant to the Plan, to the extent required by Section 162(m) of the Code.

9.    COVENANTS OF THE COMPANY.

      (a) During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of stock required to satisfy such Stock Awards.

      (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares under Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any Stock Award or any stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Stock Awards unless and until such authority is obtained.

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

10.   USE OF PROCEEDS FROM STOCK.

      Proceeds from the sale of stock pursuant to Stock Awards shall constitute general funds of the Company.

11.   MISCELLANEOUS.

      (a) The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

      (b) Neither an Employee, Director nor a Consultant nor any person to whom a Stock Award is transferred in accordance with the Plan shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Stock Award unless and until such person has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

      (c) Nothing in the Plan nor any instrument executed nor Stock Award granted pursuant hereto shall confer upon any Employee, Director, Consultant or Optionee any right to continue in the employ of the Company or any Affiliate (or to continue acting as a Director or Consultant) or shall affect the right of the Company or any Affiliate to terminate the employment of any Employee, with or without cause, to remove any Director as provided in the Company's By-Laws and the provisions of the General Corporation Law of the State of Delaware, or to terminate the relationship of any Consultant in accordance with the terms of that Consultant's agreement with the Company or Affiliate to which such Consultant is providing services.

      (d) To the extent that the aggregate Fair Market Value (determined at the time of grant) of stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year under this Plan and all other plans of the Company and its Affiliates exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

      (e) The Company may require any person to whom a Stock Award is granted, or any person to whom a Stock Award is transferred in accordance with the Plan, as a condition of exercising or acquiring stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to such person's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the Stock Award for such person's own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise or acquisition of stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or
(ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

      (f) To the extent provided by the terms of a Stock Award Agreement, the person to whom a Stock Award is granted may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of stock under a Stock Award by any of the following means or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares from the shares of the Common Stock otherwise issuable to the participant as a result of the exercise or acquisition of stock under the Stock Award; or
(iii) delivering to the Company owned and unencumbered shares of the Common Stock of the Company.

      (g) The terms of any repurchase option shall be specified in the Stock Award, and the repurchase price may be either the Fair Market Value of the shares of Common Stock on the date of termination of Continuous Status or the lower of (i) the Fair Market Value of the shares of Common Stock on the date of repurchase or (ii) their original purchase price. To the extent required by
Section 260.140.41 and Section 260.140.42 of Title 10 of the

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

California Code of Regulations at the time a Stock Award is made, any repurchase option contained in a Stock Award granted to a person who is not an Officer, Director or Consultant shall be upon the terms described below:

            (i) FAIR MARKET VALUE. If the repurchase option gives the Company the right to repurchase the shares of Common Stock upon termination of Continuous Status at not less than the Fair Market Value of the shares of Common Stock to be purchased on the date of termination of Continuous Status, then (A) the right to repurchase shall be exercised for cash or cancellation of purchase money indebtedness for the shares of Common Stock within ninety (90) days of termination of Continuous Status (or in the case of shares of Common Stock issued upon exercise of Stock Awards after such date of termination, within ninety (90) days after the date of the exercise) or such longer period as may be agreed to by the Company and the Participant (for example, for purposes of satisfying the requirements of Section 1202(c)(3) of the Code regarding "qualified small business stock") and (B) the right terminates when the shares of Common Stock become publicly traded.

            (ii) ORIGINAL PURCHASE PRICE. If the repurchase option gives the Company the right to repurchase the shares of Common Stock upon termination of Continuous Status at the lower of (A) the Fair Market Value of the shares of Common Stock on the date of repurchase or (B) their original purchase price, then (x) the right to repurchase at the original purchase price shall lapse at the rate of at least twenty percent (20%) of the shares of Common Stock per year over five (5) years from the date the Stock Award is granted (without respect to the date the Stock Award was exercised or became exercisable) and (y) the right to repurchase shall be exercised for cash or cancellation of purchase money indebtedness for the shares of Common Stock within ninety (90) days of termination of Continuous Status (or in the case of shares of Common Stock issued upon exercise of Options after such date of termination, within ninety
(90) days after the date of the exercise) or such longer period as may be agreed to by the Company and the Participant (for example, for purposes of satisfying the requirements of Section 1202(c)(3) of the Code regarding "qualified small business stock").

      (h) To the extent required by Section 260.140.46 of Title 10 of the California Code of Regulations, the Company shall deliver financial statements to Participants at least annually. This Section 11(h) shall not apply to key Employees whose duties in connection with the Company assure them access to equivalent information.

12.   ADJUSTMENTS UPON CHANGES IN STOCK.

      (a) If any change is made in the stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the maximum number of shares subject to award to any person during any calendar year, and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of shares and price per share of stock subject to such outstanding Stock Awards. Such adjustments shall be made by the Board or Committee, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a "transaction not involving the receipt of consideration by the Company.")

      (b) In the event of: (1) a dissolution, liquidation or sale of substantially all of the assets of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) the acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act, or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or any Affiliate of the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors, then to the extent permitted by applicable law: (i) any surviving corporation (or an Affiliate thereof shall assume any Stock Awards outstanding under the Plan or shall substitute similar Stock Awards for those outstanding under the Plan, or (ii) such Stock Awards shall continue in full force and effect. In the event any surviving corporation (or an Affiliate) refuses to assume or continue such Stock Awards, or to substitute similar Stock Awards for those outstanding under the Plan, then the Stock Awards shall be terminated if not exercised prior to such event.

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

13.   AMENDMENT OF THE PLAN AND STOCK AWARDS.

      (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 12 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary for the Plan to satisfy the requirements of Section 422 of the Code, Rule 16b-3 or any Nasdaq or securities exchange listing requirements.

      (b) The Board may in its sole discretion submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

      (c) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees, Directors or Consultants with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

      (d) Rights and obligations under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless
(i) the Company requests the consent of the person to whom the Stock Award was granted and (ii) such person consents in writing.

      (e) The Board at any time, and from time to time, may amend the terms of any one or more Stock Award; provided, however, that the rights and obligations under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the person to whom the Stock Award was granted and (ii) such person consents in writing.

14.   TERMINATION OR SUSPENSION OF THE PLAN.

      (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate ten (10) years from the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

      (b) Rights and obligations under any Stock Award granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except with the consent of the person to whom the Stock Award was granted.

15.   EFFECTIVE DATE OF PLAN.

      This amendment and restatement of the Plan shall become effective on the effective date of the registration statement with respect to the Company's initial public offering of shares of Common Stock, but no Stock Awards granted under the Plan shall be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

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